Exhibit 2.2

List of Schedules to Agreement and Plan of Merger

The following is a list of the subject matters of the disclosure letter delivered by AT&T to SBC and the disclosure letter delivered by SBC to AT&T concurrently with entering into the merger agreement, which disclosure letters were both omitted from Exhibit 2.1 pursuant to Item 601(b)(2) of Regulation S-K. SBC and AT&T agree to furnish supplementally to the SEC, upon request, a copy of each disclosure letter.

List of Subject Matters under AT&T Disclosure Letter

Schedule 5.1(a)	Organization, Good Standing and Qualification
Schedule 5.1(b)	Capital Structure
Schedule 5.1(c)	Corporate Authority; Approval and Fairness
Schedule 5.1(d)	Governmental Filings; No Violations; Certain Contracts
Schedule 5.1(e)	Company Reports; Financial Statements
Schedule 5.1(f)	Absence of Certain Changes
Schedule 5.1(g)	Litigation and Liabilities
Schedule 5.1(h)	Employee Benefits
Schedule 5.1(i)	Compliance with Laws; Licenses
Schedule 5.1(j)	Material Contracts
Schedule 5.1(k)	Real Property
Schedule 5.1(l)	Right-of-Way Agreements
Schedule 5.1(m)	Takeover Statutes
Schedule 5.1(n)	Environmental Matters
Schedule 5.1(o)	Taxes
Schedule 5.1(p)	Labor Matters
Schedule 5.1(q)	Intellectual Property and IT Assets
Schedule 5.1(r)	GSA Action
Schedule 5.1(s)	Export Controls and Trade Sanctions
Schedule 5.1(t)	Foreign Corrupt Practices Act
Schedule 5.1(u)	Brokers and Finders
Schedule 6.1	Interim Operations
Schedule 6.4(a)	Shareholder Meeting
Schedule 6.5(b)	Filings; Other Actions; Notifications
Schedule 6.8	Employee Benefits
Schedule 6.10	Indemnification; Directors’ and Officers’ Insurance
Schedule 6.12	Regulatory Compliance

List of Subject Matters under SBC Disclosure Letter

Schedule 5.2(e)(i)(D)	Governmental Filings; No Violations; Etc.
Schedule 5.2(e)(i)(E)	Governmental Filings; No Violations; Etc.
Schedule 5.2(e)(ii)	Governmental Filings; No Violations; Etc.
Schedule 5.2(g)(i)	Litigation and Liabilities

Schedule 5.2(i)	Absence of Changes
Schedule 6.1(i)(i)	Record Dates for Parent’s Quarterly Dividend
Schedule 6.1(iii)(c)	Interim Operations
Schedule 6.4(b)	Substitute Preferred Shares
Schedule 6.13	Potential Sale of Interests
Schedule 7.1(b)(iv)	Mandatory Foreign Governmental Approvals